Exhibit 107.1
Calculation of Filing Fee Tables
Rule
424(b)(2)
(Form Type)
Citigroup Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	5.592% Fixed Rate Reset Subordinated Notes due 2034	Rule 457(r )	$1,250,000,000	100%	$1,250,000,000	0.00015310	$191,375	N/A	N/A	N/A	N/A

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$1,250,000,000		$191,375

	Total Fees P revi ously Paid							N/A

	Total Fee Offsets							N/A

	N et F ee Due							$191,375
The prospectus su
pp
lement to w
hich
this Ex
hi
bit is attached is a final prospectus for the r
ela
ted offering. The maximum aggregate amount of this offering is $1,250,000,000.